Exhibit 99.1

News Release

CONTACT: Investor Relations Taylor Morrison Home Corporation (480) 734-2060 investor@taylormorrison.com

Taylor Morrison Reports Fourth Quarter Revenue of $970 Million and Earnings per Share of $0.53

•	Net sales orders increased 11% to 1,440 in the quarter and 17% to 6,681 for the year

•	Average community count increased 30% to 286 in the quarter

•	Backlog units at the end of the quarter were 2,932, a 30% increase over the prior year

•	Home closings increased 5% to 2,068 in the quarter and 12% to 6,311 for the year

•	Adjusted home closings gross margin was 20.9% for the quarter and 21.3% for the year

•	On a GAAP basis, home closings gross margin was 18.3% for the quarter and 18.4% for the year

•	Net income from continuing operations was $65 million for the quarter and $171 million for the year

SCOTTSDALE, Ariz., February 3, 2016 — Taylor Morrison Home Corporation (NYSE:TMHC) today reported fourth quarter total revenue of $970 million, net income of $65 million and earnings per share of $0.53.

“2015 proved to be a transformational year as expected. Our teams delivered a solid fourth quarter and full year. The year began with the sale of our Canadian business, which was quickly followed up with two acquisitions in 2015,” said Taylor Morrison’s President and CEO, Sheryl Palmer. “Through it all, we remained true to our four-pillar strategy of pursuing core locations, building distinctive communities, maintaining a cost efficient culture and balancing price and pace appropriately. And with the recent announcement of our acquisition of Acadia Homes & Neighborhoods, we enter 2016 poised to remain an industry leader.”

4th Quarter 2015 Key Business Highlights

•	Average community count increased 30% from the prior year quarter to 286 average communities

•	Net sales orders increased over 11% from the prior year quarter to 1,440

•	Home closings increased over 5% from the prior year quarter to 2,068

•	Backlog of homes under contract at the end of the quarter was 2,932 units, with a sales value of $1.4 billion

•	Average price of homes closed was $452,000

•	Average monthly absorption pace per community was 1.7 for the quarter

•	Mortgage operations reported gross profit of $6.9 million on revenue of $14.3 million

Quarterly Financial Comparison*

($ millions)
	Q4 2015	Q4 2014	Q4 2015 vs. Q4 2014
Total Revenue	$970	$1,012	(4.2)%
Home Closings Revenue	$935	$966	(3.2)%
Home Closings Gross Margin	$171	$187	(8.6)%
	18.3%	19.4%	(110	) bps
Adjusted Home Closings Gross Margin	$195	$213	(8.5)%
	20.9%	22.0%	(110	) bps
SG&A % of Home Closings Revenue	$87	$78	11.5%
	9.3%	8.1%	120 bps increase

*	Excludes discontinued operations in Q4 2014.

Full Year 2015 Key Business Highlights

•	Average community count increased 26% from the prior year to 259 average communities

•	Net sales orders increased 17% to 6,681

•	Home closings increased 12% to 6,311

•	Average price of homes closed was $458,000

•	Average monthly absorption pace per community was 2.15 for the year

•	Mortgage operations reported gross profit of $17.5 million on revenue of $43.1 million

Annual Financial Comparison*

($ millions)
	2015	2014	2015 vs. 2014
Total Revenue	$2,977	$2,708	9.9%
Home Closings Revenue	$2,890	$2,620	10.3%
Home Closings Gross Margin	$531	$537	(1.1)%
	18.4%	20.5%	(210	) bps
Adjusted Home Closings Gross Margin	$614	$602	2.0%
	21.3%	23.0%	(170	) bps
SG&A % of Home Closings Revenue	$294	$250	17.6%
	10.2%	9.5%	70 bps increase

*	Excludes discontinued operations in fiscal year 2014.

The Company ended the quarter with homebuilding inventories of $3.1 billion and 3,851 homes in inventory, compared to 2,871 homes at the end of the prior year quarter. Homes in inventory at the end of the quarter consisted of 2,096 sold units, 438 model homes and 1,317 inventory units, of which 481 were finished. The Company owned or controlled approximately 43,000 lots at December 31, 2015.

First Quarter and Full Year 2016 Business Outlook

First Quarter 2016:

•	Average community count – expected to be between 305 to 315

•	Home closings – expected to be between 1,250 and 1,350

•	GAAP home closings gross margin, including capitalized interest – expected to be in the mid-to-high 17% range

•	Adjusted home closings gross margin, excluding capitalized interest – expected to be in the low 20% range

Full Year 2016:

•	Average community count – expected to be between 310 to 320

•	Home closings – year-over-year growth of between 10% to 15%

•	GAAP home closings gross margin, including capitalized interest – expected to be in the low-to-mid 18% range

•	Adjusted home closings gross margin, excluding capitalized interest – expected to be in the mid-to-high 20% range

•	SG&A – expected to be around 10%

•	Income from unconsolidated joint ventures – expected to be between $10 million and $15 million

•	Land and development spend – expected to be at or just below $1 billion

•	Effective tax rate – expected to be between 33% and 35%

Earnings Call Presentation

Company management will refer to a presentation as they discuss the results for Q4 and FY 2015 on the public webcast. This presentation can be found at the Taylor Morrison investor relations website at www.investors.taylormorrison.com under the Events tab at the top.

Earnings Webcast

A public webcast to discuss the fourth quarter 2015 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1(888)771-4371 and the confirmation number is 41610860. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE:TMHC) is a leading national homebuilder and developer based in Scottsdale, Arizona and operates under two well-established brands, Taylor Morrison and Darling Homes. Taylor Morrison builds and develops distinctive communities from coast to coast, serving a wide array of homeowners and aimed mainly at first-time, move-up, luxury and 55 or better customers. Darling Homes builds communities in Texas primarily catering to move-up and luxury homebuyers seeking a personalized building experience.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; continued volatility in the debt and equity markets; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to continuing adverse conditions in the industry, including any changes regarding our land positions; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to successfully integrate acquired assets and businesses; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law. In addition, other such risks and uncertainties may be found in Taylor Morrison Home Corporation’s Form 10-K filed with the Securities and Exchange Commission (SEC).

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Home closings revenue, net	$934,798	$965,668	$2,889,968	$2,619,558
Land closings revenue	21,059	33,462	43,770	53,381
Mortgage operations revenue	14,287	12,623	43,082	35,493

Total revenues	970,144	1,011,753	2,976,820	2,708,432
Cost of home closings	764,131	778,224	2,358,823	2,082,819
Cost of land closings	11,397	23,937	24,546	39,696
Mortgage operations expenses	7,415	6,030	25,536	19,671

Total cost of revenues	782,943	808,191	2,408,905	2,142,186
Gross margin	187,201	203,562	567,915	566,246
Sales, commissions and other marketing costs	61,950	54,535	198,676	168,897
General and administrative expenses	25,063	23,574	95,235	81,153
Equity in income of unconsolidated entities	(352)	(1,937)	(1,759)	(5,405)
Interest (income) expense, net	(26)	33	(192)	1,160
Other expense, net	9	7,877	11,634	18,447
Loss on extinguishment of debt	—	—	33,317	—
Gain on foreign currency forward	—	—	(29,983)	—

Income from continuing operations before income taxes	100,557	119,480	260,987	301,994
Income tax provision	35,568	25,793	90,001	76,395

Net income from continuing operations	64,989	93,687	170,986	225,599
Discontinued operations:
Income from discontinued operations	—	17,243	—	61,786
Transaction expenses from discontinued operations	—	—	(9,043)	—
Gain on sale of discontinued operations	—	—	80,205	—
Income tax benefit/(expense) from discontinued operations	1,397	(6,399)	(13,103)	(19,884)

Net income from discontinued operations	1,397	10,844	58,059	41,902
Net income before allocation to non-controlling interests	66,386	104,531	229,045	267,501
Net income attributable to non-controlling interests – joint ventures	(254)	(1,262)	(1,681)	(1,648)

Net income before non-controlling interests – Principal Equityholders	66,132	103,269	227,364	265,853
Net income from continuing operations attributable to non-controlling interests – Principal Equityholders	(47,440)	(67,482)	(123,909)	(163,790)
Net income from discontinued operations attributable to non-controlling interests – Principal Equityholders	(1,025)	(7,912)	(42,406)	(30,594)

Net income available to Taylor Morrison Home Corporation	$17,667	$27,875	$61,049	$71,469

Earnings per common share – basic:
Income from continuing operations	$0.53	$0.75	$1.38	$1.83
Income from discontinued operations – net of tax	$0.01	$0.09	$0.47	$0.34

Net income available to Taylor Morrison Home Corporation	$0.54	$0.84	$1.85	$2.17
Earnings per common share – diluted:
Income from continuing operations	$0.53	$0.75	$1.38	$1.83
Income from discontinued operations – net of tax	$0.01	$0.09	$0.47	$0.34

Net income available to Taylor Morrison Home Corporation	$0.54	$0.84	$1.85	$2.17
Weighted average number of shares of common stock:
Basic	32,986	33,060	33,063	32,937
Diluted	122,298	122,348	122,384	122,313

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)
Assets
Cash and cash equivalents	$126,188	$234,217
Restricted cash	1,280	1,310
Real estate inventory:
Owned inventory	3,118,866	2,511,623
Real estate not owned under option agreements	7,921	6,698

Total real estate inventory	3,126,787	2,518,321
Land deposits	34,113	34,544
Mortgage loans held for sale	201,733	191,140
Prepaid expenses and other assets, net	95,191	89,210
Other receivables, net	120,729	85,274
Investments in unconsolidated entities	128,448	110,291
Deferred tax assets, net	233,488	258,190
Property and equipment, net	7,387	5,337
Intangible assets, net	4,248	5,459
Goodwill	57,698	23,375
Assets of discontinued operations	—	576,445

Total assets	$4,137,290	$4,133,113

Liabilities
Accounts payable	$151,861	$122,466
Accrued expenses and other liabilities	191,452	200,556
Income taxes payable	37,792	50,096
Customer deposits	92,319	70,465
Senior notes	1,250,000	1,388,840
Loans payable and other borrowings	134,824	147,516
Revolving credit facility borrowings	115,000	40,000
Mortgage warehouse borrowings	183,444	160,750
Liabilities attributable to consolidated option agreements	7,921	6,698
Liabilities of discontinued operations	—	168,565

Total liabilities	$2,164,613	$2,355,952

Stockholders’ Equity
Total stockholders’ equity	1,972,677	1,777,161

Total liabilities and stockholders’ equity	$4,137,290	$4,133,113

Homes Closed:	Three Months Ended December 31,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	749	$290,761	529	$211,043
Central	654	297,249	748	343,604
West	665	346,788	690	411,021

Total	2,068	$934,798	1,967	$965,668

Net Sales Orders:	Three Months Ended December 31,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	526	$208,458	373	$143,188
Central	392	183,344	502	219,561
West	522	279,133	420	200,662

Total	1,440	$670,935	1,295	$563,411

Homes Closed:	Twelve Months Ended December 31,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,065	$809,324	1,479	$546,045
Central	2,140	990,925	2,099	958,096
West	2,106	1,089,719	2,064	1,115,417

Total	6,311	$2,889,968	5,642	$2,619,558

Net Sales Orders:	Twelve Months Ended December 31,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,124	$794,356	1,521	$564,338
Central	2,018	912,623	2,222	980,658
West	2,539	1,262,101	1,985	1,060,129

Total	6,681	$2,969,080	5,728	$2,605,125

Sales Order Backlog:	As of December 31,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	875	$358,978	557	$259,622
Central	1,030	519,251	1,152	547,226
West	1,027	514,744	543	292,919

Total	2,932	$1,392,973	2,252	$1,099,767

Average Active Selling Communities:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
East	102	69	91	65
Central	106	93	98	86
West	78	58	70	55

Total	286	220	259	206

Average Selling Price of Homes Closed:	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2015	2014	2015	2014
East	$388	$399	$392	$369
Central	455	459	463	456
West	521	596	517	540

Total	$452	$491	$458	$464

Reconciliation of Non-GAAP Financial Measures

The following tables set forth a reconciliation between our home closings gross margin and our adjusted home closings gross margin and our net income and adjusted EBITDA. Adjusted home closings gross margin is a non-GAAP financial measure calculated based on home closings gross margin, excluding impairments, if any, and capitalized interest amortization. Adjusted EBITDA is a non-GAAP financial metric that measures performance by adjusting net income from continuing operations to exclude interest, income taxes, depreciation and amortization, and non-cash compensation expenses. Management uses these non-GAAP measures to evaluate our performance on a consolidated basis as well as the performance of our regions. In the future we may include additional adjustments in the above described non-GAAP financial measures, to the extent we deem them appropriate and useful to management and investors.

We believe adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the often varying effects of interest costs capitalized. We believe adjusted EBITDA provides useful information to investors regarding our results of operations for similar reasons and also because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or non-recurring items.

These measures are considered non-GAAP financial measures and should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures as a measure of our operating performance. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate net income and gross margins and any adjustments to such amounts before comparing our measures to those of such other companies.

Adjusted Home Closings Gross Margin Reconciliation — Continuing Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2015	2014	2015	2014
Home closings revenue	$934,798	$965,668	$2,889,968	$2,619,558
Cost of home closings	764,131	778,224	2,358,823	2,082,819

Home closings gross margin	170,667	187,444	531,145	536,739
Capitalized interest amortization	24,560	25,382	83,163	65,098

Adjusted home closings gross margin	$195,227	$212,826	$614,308	$601,837

Home closings gross margin as a percentage of home closings revenue	18.3%	19.4%	18.4%	20.5%
Adjusted home closings gross margin as a percentage of home closings revenue	20.9%	22.0%	21.3%	23.0%

Adjusted EBITDA Reconciliation

	Three Months Ended December 31,
(Dollars in thousands)	2015	2014
Net income from continuing operations	$64,989	$93,687
Interest expense (income), net	(26)	33
Amortization of capitalized interest	24,560	25,449
Income tax provision	35,568	25,793
Depreciation and amortization	1,180	1,084

EBITDA	$126,271	$146,046
Non-cash compensation expense	2,169	1,505

Adjusted EBITDA	$128,440	$147,551